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                                                                     Exhibit 5.2

                                 Robert R. Kasak
                                 Attorney at Law
                               Eastpointe Building
                       3801 Corporex Park Drive, Suite 200
                              Tampa, Florida 33619
                            (813) 630-5826 Ext. 7309
                              (813) 630-9567 - Fax


                                                     November 13, 2002


Quality Distribution, LLC
3802 Corporex Park Drive
Tampa, Florida 33619

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York 10112


     Re: Registration of Securities of Quality Distribution, LLC

Ladies and Gentlemen:

     Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-98077) of Quality Distribution, LLC, a Delaware limited liability company (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $54,654,296 principal amount of the Company's 12 1/2% Senior Subordinated Secured Notes due 2008 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed (the "Guarantees") by, among others, each of Quality Carriers, Inc., an Illinois corporation and Mexico Investments, Inc., a Florida corporation (together, the "Florida/Illinois Guarantors"), for a like principal amount of the Company's outstanding 12 1/2% Senior Subordinated Secured Notes due 2008 (the "Old Notes"), which Old Notes have also been guaranteed by such guarantors.

     I have acted as counsel to the Florida/Illinois Guarantors in connection with the above.

     Upon the basis of the foregoing, I am of the opinion that when the New Notes and the Guarantees have been duly executed, authenticated and delivered in accordance with the Indenture dated as of May 30, 2002 (the "Indenture") among the Company, the guarantors of the New Notes and The Bank of New York, as Trustee in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantees to be issued by the Florida/Illinois Guarantors will be the legally valid and binding obligations of the respective Florida/Illinois Guarantors.



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Quality Distribution, LLC
November 13, 2002
Page 2


     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Robert R. Kasak

                                                     Robert R. Kasak